BDO

Tel: 305-381-8000
Fax: 305-374-1135
www.bdo.com

1111 Brickell Avenue, Suite 2801
Sabadell Financial Center
Miami, FL 33131

November 9, 2015

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 9, 2015, to be filed by our former client, RELM Wireless Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP